Exhibit 3.78


                     CERTIFICATE OF LIMITED PARTNERSHIP

                                     OF

                     AUTONATION FORT WORTH MOTORS, LTD.


1. The undersigned, desiring to form a limited partnership pursuant to the Texas Revised Limited Partnership Act does hereby certify as follows:

2. The name of the limited partnership is AutoNation Fort Worth Motors, Ltd. (the "Partnership").

3. The address of the Partnership's registered office in the State of Texas is 1021 Main Street, Suite 1150, Houston, Texas 77002. The name of the Partner ship's registered agent for service of process in the State of Texas at such address is CT Corporation System.

4. The address of the principal office in the United States where records of the Partnership are to be kept or made available is 110 S.E. 6th Street, 20th Floor, Fort Lauderdale, FL 33301.

5.       The name and mailing address of the general partner is as follows:

         AutoNation GM GP, LLC             110 S.E. 6th Street, 20th Floor
                                           Fort Lauderdale, Florida 33301

6.       The name and mailing address of the limited partner is as follows:

         AutoNation GM LP, LLC             110 S.E. 6th Street, 20th Floor
                                           Fort Lauderdale, Florida 33301